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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

ACUSPHERE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50405 (Commission File Number)	04-3208947 (I.R.S. Employer Identification No.)
500 Arsenal Street, Watertown, Massachusetts 02472 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (617) 648-8800

Not applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities described herein, nor shall there be any sale of these securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful.

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2005, Acusphere, Inc. entered into an Underwriting Agreement with Piper Jaffray & Co., SG Cowen & Co., LLC and C.E. Unterberg, Towbin, LLC, as representatives of the several underwriters named in Schedule I thereto, providing for the issuance and sale by Acusphere to the underwriters of 900,000 shares of its 6.5% convertible exchangeable preferred stock, par value $0.01 per share, at a purchase price of $50 per share. The underwriting agreement also provides the several underwriters with a 30-day option to purchase an additional 100,000 shares of the preferred stock to cover over-allotments at the same price per share, plus an additional amount, if any, equal to the cash dividend accrued from the first issuance date of the preferred stock through any subsequent closing during the 30-day option period. The sale of 900,000 shares of preferred stock is scheduled to close on February 24, 2005, subject to customary closing conditions.

Acusphere has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make in respect of these liabilities. Acusphere has also agreed for a period of 90 days following the offering of preferred stock to refrain from directly or indirectly selling or offering to sell any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, or filing a registration statement under the Securities Act relating to the offer of its common stock or securities convertible into or exchangeable or exercisable for shares of common stock.

The offering of the preferred stock is being made pursuant to a shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-121618) on December 23, 2004, as amended, including a prospectus supplement dated February 18, 2005.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated by reference.

Item 7.01 Regulation FD Disclosure

On February 18, 2005, Acusphere issued a press release announcing the pricing of the offering of convertible preferred stock described in Item 1.01 above. A copy of this press release is attached hereto as Exhibit 99.1

Item 8.01 Other Events

The form of certificate of designations, governing the rights and preferences of the convertible preferred stock described in Item 1.01 above, and the form of indenture, governing the terms of the debentures for which shares of convertible preferred stock may, under certain circumstances described in the certificate of designation, be exchanged, are filed as Exhibits 3.1 and 4.1, in the case of the certificate of designation, and Exhibit 4.2, in the case of the indenture, and each such document is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this report, where indicated:

  (c)
  Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated February 17, 2005
3.1	Form of Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock
4.1	Form of Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock (filed as Exhibit 3.1)
4.2	Form of Indenture of 6.5% Convertible Subordinated Debentures
99.1	Press Release dated February 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACUSPHERE, INC.
Date: February 18, 2005	/s/ JOHN F. THERO Name: John F. Thero Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated February 17, 2005
3.1	Form of Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock
4.1	Form of Certificate of Designations of 6.5% Convertible Exchangeable Preferred Stock (filed as Exhibit 3.1)
4.2	Form of Indenture of 6.5% Convertible Subordinated Debentures
99.1	Press Release Dated February 18, 2005

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  Item 1.01 Entry into a Material Definitive Agreement.
  Item 7.01 Regulation FD Disclosure
  Item 8.01 Other Events
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX